SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

April 9, 2003

SWS GROUP, INC.

(Exact name of registrant as specified in charter)

DELAWARE	0-19483	75-2040825
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1201 ELM STREET, SUITE 3500

DALLAS, TEXAS 75270

(Address of Principal Executive Offices) (Zip Code)

(214) 859-1800

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 5. Other Events

On September 30, 1998, the Registrant filed a Registration Statement on Form S-8 (No. 333-65073; the “Registration Statement”) with the Securities and Exchange Commission, which registered for sale under the Securities Act of 1933, as amended (the “Securities Act”), shares of common stock reserved for issuance under various stock option plans, including, but not limited to, the SWS Group, Inc. Stock Option Plan and the SWS Group, Inc. 1997 Stock Option Plan. Each of the plans provides that the number of shares reserved for issuance thereunder shall be adjusted to reflect any stock dividend, stock split, share combination, recapitalization or the like.

On August 2, 1999, the Registrant effected a 10% stock dividend with respect to its Common Stock payable to its stockholders of record on July 15, 1999. On August 1, 2000, the Registrant effected a 10% stock dividend with respect to its Common Stock payable to its stockholders of record on July 15, 2000. On August 1, 2001, the Registrant effected a 10% stock dividend with respect to its Common Stock payable to its stockholders of record on July 15, 2001. On June 30, 2002, the Registrant spun off its holdings of Westwood Group, Inc. to its stockholders, thereby triggering a 22.93233% anti-dilution adjustment to the number of shares reserved under each plan.

In accordance with Rule 416(b) promulgated under the Securities Act, the number of shares of Common Stock registered for sale under the Securities Act by the Registration Statement will be deemed to be increased by each of the aforementioned stock dividends and the anti-dilution adjustment to cover the additional shares resulting from the application of each of the stock dividends and the anti-dilution adjustment to the registered shares of Common Stock under the Registration Statement as of the date of each stock dividend and anti-dilution adjustment.

The Registration Statement, which incorporates this current report on Form 8-K, is hereby amended pursuant to Rule 416(b) promulgated under the Securities Act to increase the number of shares of Common Stock by 1,505,200 additional shares, which are issuable as a consequence of the stock dividends and the anti-dilution adjustment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SWS GROUP, INC.

Date: April 9, 2003	By:	/s/ Donald W. Hultgren
Donald W. Hultgren
Chief Executive Officer